Exhibit 99.1

CPSI Announces Third Quarter 2018 Results

Company Announces Quarterly Cash Dividend of $0.10 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--November 1, 2018--CPSI (NASDAQ: CPSI):

Highlights for Third Quarter 2018:

  Revenues of $69.3 million;
  Recurring revenues up 4% year over year;
  TruBridge bookings of $7.3 million; total quarterly bookings of $18.8 million;
  13 system installations scheduled for completion during the fourth quarter;
  GAAP earnings per diluted share of $0.41 and non-GAAP earnings per diluted share of $0.79;
  GAAP net income of $5.7 million and non-GAAP net income of $10.7 million;
  Adjusted EBITDA of $11.9 million;
  Cash provided by operations of $7.0 million; and
  Quarterly dividend of $0.10 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the third quarter and nine months ended September 30, 2018.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on November 30, 2018, to stockholders of record as of the close of business on November 15, 2018.

Total revenues for the quarter ended September 30, 2018, were $69.3 million, compared with total revenues of $67.1 million for the prior-year period. Net income for the quarter ended September 30, 2018, was $5.7 million, or $0.41 per diluted share, compared with net income of $2.3 million, or $0.17 per diluted share, for the quarter ended September 30, 2017.

During the third quarter of 2018, the Company implemented the IRS’ recent ASC 730 Safe Harbor Directive related to expenditures that qualify for the research and development (R&D) tax credit, which resulted in an incremental $3.0 million income tax benefit to the current year (inclusive of revised estimates for the 2017 tax year). As a result, the third quarter of 2018 included a $2.0 million income tax benefit while the third quarter of 2017 included income tax expense of $1.4 million. Cash provided by operations for the third quarter of 2018 was $7.0 million, compared with cash provided by operations of $2.4 million for the prior-year period.

Total revenues for the nine months ended September 30, 2018, were $208.1 million, compared with total revenues of $198.9 million for the prior-year period. Net income for the nine months ended September 30, 2018, was $10.0 million, or $0.72 per diluted share, compared with $4.1 million, or $0.30 per diluted share, for the nine months ended September 30, 2017. As noted above, due to implementation of the ASC 730 Safe Harbor Directive, income tax expense for the nine months ended September 30, 2018, was $170,000, compared with $3.6 million for the same period a year ago. Cash provided by operations for the first nine months of 2018 was $14.9 million, compared with cash provided by operations of $18.3 million for the prior-year period.

“While we are disappointed in our third quarter electronic health record (EHR) system bookings, our services business, TruBridge, had a solid bookings performance and is nearing our goal of reaching $100 million in revenue by year end,” said Boyd Douglas, president and chief executive officer of CPSI. “This top line growth, along with our stable client retention and sound management of our family of companies, was a key driver of our improved profitability in the third quarter. With 13 system installations scheduled for completion during the fourth quarter and a continuous pipeline of healthy sales opportunities, we remain optimistic that we will finish 2018 with a strong performance across all key metrics. We are committed to continually improving the client experience and driving innovation through our shared set of solutions to help shape and secure community healthcare well into the future.”

CPSI will hold a live webcast to discuss third quarter 2018 results today, Thursday, November 1, 2018, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of three companies – Evident, LLC, American HealthTech, Inc. and TruBridge, LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution for all care settings. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, leverage ratio, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and the Company’s future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States of America; significant charge to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales revenues:
System sales and support	$44,425	$44,366	$132,923	$133,263
TruBridge	24,872	22,747	75,162	65,601
Total sales revenues	69,297	67,113	208,085	198,864

Costs of sales:
System sales and support	19,583	19,927	57,528	59,467
TruBridge	13,590	12,806	40,501	36,326
Total costs of sales	33,173	32,733	98,029	95,793

Gross profit	36,124	34,380	110,056	103,071

Operating expenses:
Product development	9,305	8,250	27,375	24,742
Sales and marketing	7,546	8,528	22,778	23,262
General and administrative	11,220	9,379	36,772	33,960
Amortization of acquisition-related intangibles	2,692	2,601	7,895	7,804
Total operating expenses	30,763	28,758	94,820	89,768

Operating income	5,361	5,622	15,236	13,303

Other income (expense):
Other income	201	102	593	242
Interest expense	(1,829)	(2,062)	(5,615)	(5,807)
Total other expense	(1,628)	(1,960)	(5,022)	(5,565)

Income before taxes	3,733	3,662	10,214	7,738
Provision for income taxes	(2,016)	1,374	170	3,617
Net income	$5,749	$2,288	$10,044	$4,121

Net income per common share – basic and diluted	$0.41	$0.17	$0.72	$0.30

Weighted average shares outstanding used in per common share computations – basic and diluted	13,604	13,431	13,547	13,409

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	Sept. 30, 2018	Dec. 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,175	$520
Accounts receivable, net of allowance for doubtful accounts of $2,203 and $2,654, respectively	41,591	38,061
Financing receivables, current portion, net	15,422	15,055
Inventories	1,198	1,417
Prepaid income taxes	1,129	-
Prepaid expenses and other	5,641	2,824
Total current assets	70,156	57,877

Property and equipment, net	11,094	11,692
Financing receivables, net of current portion	15,371	11,485
Other assets, net of current portion	1,004	-
Intangible assets, net	88,818	96,713
Goodwill	140,449	140,449
Total assets	$326,892	$318,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,979	$7,620
Current portion of long-term debt	5,807	5,820
Deferred revenue	11,115	8,707
Accrued vacation	4,637	3,794
Income taxes payable	-	810
Other accrued liabilities	11,433	14,098
Total current liabilities	38,971	40,849

Long-term debt, less current portion	131,718	136,614
Deferred tax liabilities	5,011	4,667
Total liabilities	175,700	182,130

Stockholders’ Equity:
Common stock, $0.001 par value; 30,000 shares authorized; 14,086 and 13,760 shares issued and outstanding	14	14
Additional paid-in capital	162,381	155,078
Retained earnings	(11,203)	(19,006)
Total stockholders’ equity	151,192	136,086
Total liabilities and stockholders’ equity	$326,892	$318,216

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$10,044	$4,121
Adjustments to net income:
Provision for bad debt	2,366	753
Deferred taxes	(231)	3,226
Stock-based compensation	7,303	5,021
Depreciation	1,416	1,945
Intangible amortization	7,895	7,804
Amortization of deferred finance costs	259	547
Changes in operating assets and liabilities:
Accounts receivable	(4,174)	(4,358)
Financing receivables	(5,975)	(8,428)
Inventories	219	568
Prepaid expenses and other	(47)	(361)
Accounts payable	(1,641)	3,770
Deferred revenue	1,178	2,748
Other liabilities	(1,821)	1,071
Income taxes payable	(1,939)	(110)
Net cash provided by operating activities	14,852	18,317

Investing activities:
Purchases of property and equipment	(818)	(464)
Net cash used in investing activities	(818)	(464)

Financing activities:
Dividends paid	(4,211)	(10,261)
Proceeds from long-term debt	7,300	2,550
Payments of long-term debt	(12,468)	(11,409)
Proceeds from exercise of stock options	-	1
Net cash used in financing activities	(9,379)	(19,119)

Net increase (decrease) in cash and cash equivalents	4,655	(1,266)

Cash and cash equivalents, beginning of period	520	2,220
Cash and cash equivalents, end of period	$5,175	$954

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
System sales and support(1)	$11,543	$21,245	$46,901	$63,198
TruBridge(2)	7,302	10,631	17,492	25,925
Total	$18,845	$31,876	$64,393	$89,123

(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income, as reported	$5,749	$2,288	$10,044	$4,121
Depreciation expense	349	526	1,416	1,945
Amortization of acquisition-related intangible assets	2,692	2,601	7,895	7,804
Stock-based compensation	2,611	2,054	7,303	5,021
Transaction-related costs	-	15	-	23
Non-recurring severance	916	196	916	2,261
Interest expense and other, net	1,628	1,960	5,022	5,565
Provision for income taxes	(2,016)	1,374	170	3,617
Adjusted EBITDA	$11,929	$11,014	$32,766	$30,357

The performance measure of Adjusted EBITDA, as presented above, excludes the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition (“NOL Utilization”), which is included as an adjustment to net income in order to calculate Consolidated EBITDA per the terms of our credit facility. NOL Utilization was approximately $0.8 million and $2.4 million for the three and nine months ended September 30, 2018, respectively, compared with $2.0 million and $5.4 million for the three and nine months ended September 30, 2017, respectively.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income, as reported	$5,749	$2,288	$10,044	$4,121
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,692	2,601	7,895	7,804
Stock-based compensation	2,611	2,054	7,303	5,021
Transaction-related costs	-	15	-	23
Non-recurring severance	916	196	916	2,261
Non-cash interest expense	86	182	259	547
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21% and 35%, respectively	(1,324)	(1,767)	(3,438)	(5,480)
Tax shortfall from stock-based compensation	-	162	394	1,083
Non-GAAP net income	$10,730	$5,731	$23,373	$15,380
Weighted average shares outstanding, diluted	13,604	13,431	13,547	13,409
Non-GAAP EPS	$0.79	$0.43	$1.73	$1.15

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) depreciation; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) transaction-related costs; (v) non-recurring severance; (vi) interest expense and other, net; and (vii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) transaction-related costs; (iv) non-recurring severance; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v).
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other – Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Tracey Schroeder, 251-639-8100
Chief Marketing Officer
Tracey.Schroeder@cpsi.com